EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of American Medical Technologies, Inc. (the “Company”), hereby certifies that, to the best of his or her knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roger W. Dartt	Dated: November 13, 2003
Roger W. Dartt
President and Chief Executive Officer

/s/ Barbara Woody	Dated: November 13, 2003
Barbara Woody
Principal Accounting Officer